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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference in this Registration Statement of AG Associates, Inc. on Form S-8 of our report dated November 4, 1997, appearing in the Annual Report on Form 10-K of AG Associates, Inc. for the year ended September 30, 1997.



/s/ Deloitte & Touche LLP
San Jose, California
October 27, 1998